FOR IMMEDIATE RELEASE

CONTACT:                                           JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO
(540) 951-6236   jrakes@nbbank.com

SANDLER O’NEILL NAMES
 NATIONAL BANKSHARES, INC.
A 2009 BANK & THRIFT SM-ALL STAR

BLACKSBURG, VA, SEPTEMBER 14, 2009:  The New York investment banking firm of Sandler O’Neill + Partners L.P. recently announced that National Bankshares, Inc. is included among the 30 banks and thrifts nationwide that make up its list of 2009 Sm-All Stars.   National Bankshares, Inc., of Blacksburg, Virginia, is the parent company of National Bank, a community bank with 25 offices throughout Southwest Virginia.  This year, Sandler O’Neil evaluated all 509 publicly traded banks with a market capitalization of less than $2 billion, and they identified the 30 small-cap depository institutions that “stand out from the pack.”  Sandler O’Neill analyzes growth, profitability and capital strength.  In announcing the Sm-All Stars, Sandler O’Neill’s Director of Research Mark Fitzgibbon and Associate Director Daniel Arnold wrote, “The performance metrics of the…30 institutions are outstanding, with the Class of 2009 delivering bottom line results that are markedly better than the industry as a whole…”

National Bankshares, Inc. Chairman, President & CEO, James G. Rakes, said, “It is an honor to be identified by Sandler O’Neill as being among the top 6% of  our peers nationwide.  Sandler O’Neill uses a comprehensive methodology that looks at performance in each of eight financial variables, and we are very pleased to be listed as one of their 2009 Sm-All Stars.”

National Bankshares, Inc.’s stock is traded on the NASDAQ Capital Market under the trading symbol “NKSH”.  Additional information can be found on the Company’s web site at www.nationalbankshares.com.

101 Hubbard Street / Blacksburg, Virginia 24060
P.O. Box 90002 / Blacksburg, Virginia 24062-9002
540 951-6300 / 800 552-4123
www.nationalbankshares.com